                                                                    EXHIBIT 10.4

                               SUBLEASE AGREEMENT

AGREEMENT made this 26th day of June, 1996, between LIBERTY MUTUAL
INSURANCE COMPANY, a Massachusetts corporation, having a usual place of business at 175 Berkeley Street, Boston, Massachusetts (hereinafter called the "Tenant"), and Balanced Care Corporation, a Delaware corporation, with a usual place of business at 3507 Market Street, Camp Hill, Pennsylvania (hereinafter called the "Subtenant").

                                WITNESSETH THAT

WHEREAS, by a lease dated July 7, 1989, as amended on November 20, 1993 (hereinafter called the "Main Lease"), Elliott & Associates, Inc., successor in interest to Rossmoyne Business Partners III (hereinafter called the "Landlord"), currently leases 15,115 rentable square feet of space in the building located at 5021 Louise Drive, Mechanicsburg, Pennsylvania (the "Building") to the Tenant for a term which ends on August 31, 2001; and

WHEREAS, a true and accurate copy of the Main Lease and all amendments thereto is attached hereto as Exhibit "A" and incorporated herein by reference; and

WHEREAS, the Tenant has agreed to sublease the area outlined in red on the Plan attached hereto as Exhibit "B," containing approximately 6,243 rentable square feet (the "Premises") to the Subtenant on the terms stated herein.

NOW, THEREFORE, it is agreed between the parties hereto as follows:

1. (a) Tenant hereby leases to the Subtenant, and Subtenant hereby takes and leases from the Tenant, the Premises for a period commencing on the latest date written below as the date of execution by both parties and the date of acceptance hereof by Landlord (the "Access Date") and terminating on August 31, 2001 (the "Term"). In the event Tenant cannot provide Subtenant access to the Premises on the Access Date for reasons beyond the reasonable control of Tenant, the Term shall commence on such date as Tenant notifies Subtenant that it may occupy the Premises, and the Commencement Date, as defined below, shall be one month from the Access Date. The Term shall not be extended, and Tenant shall have no further liability to Subtenant for failure to grant access to the Premises at the commencement of this Sublease.

         (b) Subtenant shall have access to the Premises commencing June 1, 1996 for purposes of constructing its improvements to the Premises at Subtenant's sole cost. Rent shall commence as of July 1, 1996 (the "Commencement Date"), which date shall be used for purposes of calculating anniversary dates and other time periods required hereunder.

         (c) It is expressly understood and agreed that this Sublease is subject to all of the terms and provisions of the Main Lease. In the event that the Main Lease is terminated for any reason whatsoever, this Sublease shall automatically terminate effective as of the termination date of the Main Lease. Tenant agrees to forward promptly to Subtenant any default notices received from Landlord under the Main Lease.

         (d) Notwithstanding the foregoing, Tenant shall have the right, exercisable on no less than 90 days' written notice as of the end of the second and third year from the Commencement Date, to terminate this Sublease without liability except as set forth in this paragraph in the event Subtenant had no later than 180 days prior to the end of such year notified Tenant of its need for a specified amount of additional space in the Building, and Tenant was unable to accommodate such needs. It shall be a further condition of the exercise of this right of termination that Subtenant provide Tenant with a copy of the lease or sublease actually executed by Subtenant with another landlord for an amount of space at least equal to that in the Premises plus the additional space requested by Subtenant pursuant to this paragraph; and that Subtenant pay Tenant a fee for such termination equal to three months' Fixed Rent if this Sublease is terminated effective the end of the second year, and two months' Fixed Rent if this Sublease is terminated effective the end of the third year.

         (e) The parties acknowledge that approximately 1,278 rentable square feet of the Premises (the "SLC Space") are currently occupied by Sylvan Learning Center ("SLC"), and that SLC may hold over as a tenant at sufferance of Landlord pending its vacation of its space. Tenant's failure to furnish immediate access to the SLC Space to Subtenant as of the Access Date shall not affect the commencement or validity of this Sublease except for the rental adjustments set forth in Section 3(c) below. Tenant shall use its best efforts to assure that Landlord diligently pursues eviction proceedings against SLC to obtain possession of the SLC Space for Tenant and Subtenant.

2. Subtenant acknowledges and agrees that it has had a full and complete opportunity to review the Main Lease (which includes all addenda thereto). Subtenant hereby expressly agrees and covenants to the Landlord, who has signed its written consent to this Sublease Agreement, and to the Tenant, that Subtenant assumes, is bound by and shall faithfully perform all of the obligations of the Tenant as tenant under the Main Lease in respect of the Premises and the other areas to which Subtenant has access hereunder, except as otherwise expressly provided for herein. It is understood and agreed that the interest of the Subtenant hereunder and in and to the Premises is subject and subordinate to the Main Lease. It is further agreed that the relationship between, and rights of, the Subtenant and Tenant shall, except as expressly provided for herein, be governed by the Main Lease and that the Tenant specifically shall have all the rights granted to the Landlord under the Main Lease with respect to the enforcement of the provisions of this Sublease Agreement and the termination hereof, provided however, that the Tenant shall not be deemed to guarantee performance by the Landlord of its obligations under the Main Lease and the Tenant shall have no obligation to the Subtenant for any default in this Sublease Agreement caused by the default or any other act of the Landlord under the Main Lease. It is further agreed that performance by Tenant shall be conditional upon the performance by the Landlord of its obligations under the Main Lease, which obligations Tenant agrees to use its best efforts to enforce insofar as they directly relate to Subtenant's use and occupancy of the Premises. Tenant


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
shall have, as against Subtenant, all the rights and remedies of Landlord as against Tenant in the Main Lease with respect to defaults by Subtenant hereunder.

3. Subtenant covenants and agrees with Tenant to pay to Tenant as Rent during the term hereof, without prior notice or demand and without deductions, counterclaims or setoff:

         (a) Fixed Rent - During the Term, Subtenant agrees to pay to Tenant the annual sums set forth below, payable in equal monthly installments due on the first day of each month in advance, commencing on the Commencement Date. In the event that the Term commences or terminates on a day other than the first day of the month, the Fixed Rent for such period of less than a month, shall be calculated on a pro rata basis.

                            RENT PERIOD                         ANNUAL RENT                   MONTHLY PAYMENT
                  July 1, 1996-June 30, 1997                    $76,500.00                       $6,375.00
                  July 1, 1997-June 30, 1998                     78,000.00                        6,500.00
                  July 1, 1998-June 30, 1999                     79,500.00                        6,625.00
                  July 1, 1999-June 30, 2000                     81,000.00                        6,750.00
                  July 1, 2000-June 30, 2001                     82,500.00                        6,875.00
                  July 1, 2001-Aug. 31, 2001                     14,000.00                        7,000.00

         (b) Notwithstanding the foregoing, Subtenant shall be entitled to a partial abatement of Fixed Rent in the amount of $2,000 per month for the first three months of the Term, and $1,000 per month for the second three months of the Term.

         (c) Rental payments for any period during which Subtenant does not have access to the SLC Space shall be reduced by $1,357.88 per month, and the abatement described in subsection (b) above shall be equal to $1,500 per month for any month during the first six months of the Term during which Subtenant does not have such access.

         (d) Fixed Rent payable by Subtenant hereunder shall be paid to Tenant at the following address: Liberty Mutual Insurance Company, Disbursement Department, 100 Main Street, Dover, New Hampshire 03820, or such other place as Tenant may from time to time designate in writing.

4. Tenant acknowledges receipt from Subtenant of a Security Deposit in the amount of one month's rent ($6,375.00) to be held by Tenant as security, for and during the term and any extension thereof, which deposit shall be returned to Subtenant without interest within 30 days following the termination of this Sublease provided there has been no breach of the undertakings of the Subtenant. In no instance shall the amount of the Security Deposit be considered a measure of liquidated damages. All or any part of the Security Deposit may be applied by Tenant in total or partial satisfaction of any default by Subtenant. The application of all or any part of the Security Deposit to any obligation or default of Subtenant under this Sublease shall not deprive Tenant of any other rights or remedies Tenant may have nor shall such application by Tenant constitute a waiver by Tenant.


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
5. Subtenant acknowledges that certain services to the Premises and the Building are to be provided by Landlord under the Main Lease but, that to the extent such services are to be paid for by Tenant under the Main Lease, Tenant will continue to do so, except for services such as after-hours electric and HVAC usage, dependent on the particular activities of Subtenant, and janitorial services, which shall be paid for directly by Subtenant. Subtenant agrees that it shall look solely to Landlord for the provision of Landlord's services under the Main Lease, and hereby releases Tenant from any liability in connection therewith. Tenant agrees to use its best efforts to have Landlord clean the windows and walls of the Building prior to the Commencement Date. Subtenant shall, with respect to the Premises, have the same rights as Tenant under the Main Lease to effect cure of Landlord's defaults in providing the services required of Landlord thereunder; provided, however, that should Landlord successfully contest any withholding or offset of rent relating to repairs effected or other alleged defaults cured by Subtenant, then Subtenant shall pay to Tenant the amount by which its deduction from rent was adjudged to have been excessive. In any proceeding in connection with the foregoing sentence, Subtenant shall have the right to participate at its own expense in defense of its own interests.

6. Subtenant covenants and agrees to use the Premises for general of fire use and for no other purpose. During Subtenant's use and occupancy of the Premises, Subtenant shall comply with all of the provisions of the Main Lease and any Rules and Regulations thereunder, as if Subtenant were the Tenant under the Main Lease, except to the extent expressly inconsistent with the provisions of this Sublease. Subtenant acknowledges and agrees that the Premises are being leased to Subtenant in their "AS IS" condition and Tenant does not warrant and represent the adequacy or sufficiency of the Premises, the Building, the Common Areas, any improvements or furnishings therein or thereto or the real estate of which they constitute a part, or any part thereof, for Subtenant's present or future operations.

7. Subtenant shall not undertake or make any alterations, additions, improvements or changes in or to the Premises except in accordance with the terms of the Main Lease (including the requirement of Landlord's prior written consent) and with the prior written consent of Tenant, including, without limitation, Tenant's prior written approval of all plans, drawings and specifications relating to any such alteration, addition, improvement or change. Subtenant shall keep the Premises and the Building free from mechanics, materialmen's and all other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Subtenant. If any such lien is filed against the Premises or the Building, Subtenant shall, at its sole cost and expense, cause the same to be discharged by payment or bonding not later than ten (10) days after the date on which such lien is filed.

8. Subtenant shall, at its sole cost and expense, keep in full force and effect during the term hereof, with companies acceptable to Tenant and authorized to do business in the Commonwealth of Pennsylvania, the insurance required to be maintained by Tenant under the terms of the Main Lease. Subtenant shall, upon request by Tenant, furnish Tenant with a certificate of such policy or policies and thereafter with any renewals thereof. Such policies shall name Tenant and Landlord as additional insureds and shall be primary and non-contributing with any insurance carried by Tenant. Said policies shall provide that they shall not be canceled or modified without thirty (30) days prior written notice to Tenant.


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
9. Subtenant shall, at Subtenant's sole cost and expense, keep the Premises, equipment, facilities, fixtures and furniture therein, neat, clean and in as good order, repair and condition as when Subtenant took possession, ordinary wear and tear excepted, and shall perform all obligations of Tenant under the Main Lease with respect thereto, it being agreed and understood that Tenant shall not be required to repair or maintain any part or portion of the Premises. Except as may otherwise be provided in this Sublease, Tenant shall not now or at any time in the future be required to make any expenditures whatsoever with respect to the Premises and does not assume any obligation to perform the terms, covenants and conditions contained in the Main Lease on the part of Landlord to be performed, and in the event that Landlord should fail to perform any of the terms, covenants and conditions contained in the Main Lease, Tenant shall be under no obligation or liability whatsoever to Subtenant. Upon the expiration or earlier termination hereof, Subtenant shall deliver possession of the Premises to Tenant in as good order, condition and repair as when Subtenant took possession thereof, ordinary wear and tear thereof only excepted.

10. Subtenant shall comply with all of the requirements of all governmental authorities and insurance carriers now or hereafter in force and applicable to the Premises or any part thereof, and Tenant shall likewise so comply with respect to its activities directly affecting the Premises. Each party (the "first party") shall indemnify and hold the other (the "second party") harmless from and against any loss, cost, damage, liability and expense by reason of failure so to comply in any respect or by reason of any accident, injury (including death), loss or damage, resulting to person or property by reason of any wrongful act done or wrongful failure to act upon or about the Premises as against the second party by the first party or its agents, employees, invitees and/or contractors.

Neither Tenant nor its agents, employees or contractors shall be liable for any accident, injury (including death), loss or damage resulting to any person or property sustained by Subtenant or Subtenant's agents, employees, invitees and/or contractors, or any occupant of the Building or anyone claiming by or through them resulting from any latent defect in the Building or the Premises, or in any equipment or appurtenances in same, or resulting from any accident or occurrence in or about the Building or the Premises, or resulting directly or indirectly from any acts of negligence of any tenant or occupant of the Building, or of any person whatsoever other than Tenant, its employees and agents. All property of Subtenant, Subtenant's agents, employees, contractors and invitees, or of any occupant or user of the Premises shall be at the sole risk of such person only, and Tenant shall not be liable for any damage thereto other than such as results directly from the negligence or willful wrongdoing of Tenant, its employees or agents (except such as may directly result from the negligence or willful misconduct of Tenant, its employees or agents).

Subtenant agrees to indemnify and hold the Tenant harmless from and against any claim of the Landlord under the Main Lease (except in respect of obligations specifically assumed by Tenant hereunder), and against any claim for injury to persons, including death, and for property damage, arising out of the occupancy and use of the Premises by Subtenant, its officers, partners, employees, agents or invitees.


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
A party entitled to indemnification under this Sublease (the "indemnitee") shall give notice to the indemnifying party (the "indemnitor") of a claim or other circumstances likely to give rise to a request for indemnification, promptly after the indemnitee becomes aware of the same. The indemnitor shall be afforded the opportunity to undertake the defense of and to settle by compromise or otherwise any claim for which indemnification is available under this Sublease. The indemnitor's selection of legal counsel is subject to the indemnitee's approval, which approval shall not be unreasonably withheld. If an indemnitor so assumes the defense of any claim, the indemnitee may participate in such defense with legal counsel of the indemnitee's selection at the expense of the indemnitee. If the indemnitor, before expiration of fifteen (15) days after receipt of notice of a claim by the indemnitee under this provision, has not assumed the defense thereof, the indemnitee may thereupon undertake the defense thereof on behalf of, and at the risk and expense of, the indemnitor, with all reasonable costs and expenses of such defense to be paid by the indemnitor.

11. This Sublease, and the rights and obligations of all parties hereto, is subject to the condition precedent of the consent of Landlord to this Sublease, such consent to be in form and substance satisfactory to the Tenant.

12. With respect to any damage or destruction by fire or other casualty, or any taking by eminent domain, the provisions of the Main Lease shall govern; it being understood that Tenant shall have the right, without Subtenant's consent, to make whatever elections are provided to Tenant under the Main Lease at Tenant's sole discretion. Without limiting such discretion, Tenant agrees, to the extent reasonably practical and pertinent to the Premises, to consult with Subtenant in making any such elections, and to notify Subtenant as soon as possible of Tenant's elections.

13. If Subtenant retains possession of the Premises or any part thereof after the termination of the term of this Agreement whether by lapse of time or otherwise, without limiting any other rights and remedies which Tenant may have on account of such holding over by Subtenant, Subtenant shall pay to Tenant all direct and consequential damages suffered by Tenant on account of such holding over by Subtenant, including, without limitation, any rents, costs, and expenses which the Landlord charges to the Tenant on account thereof.

14. Notwithstanding any provision in the Main Lease to the contrary, Subtenant shall not sublet the Premises, or any portion thereof, or assign in any way this Sublease, or suffer or permit the same to be assigned or transferred by operation of law or otherwise. The foregoing shall not apply, so long as Subtenant is not in default hereunder, to any sublease by Subtenant to a company controlling, controlled by, or under common control with Subtenant; provided Subtenant shall give Tenant notice thereof no less than one month in advance, together with a copy of the proposed sublease; and provided further that Tenant shall be entitled to require such changes as are reasonably required to prevent any default under this Sublease or the Main Lease.

15. All property of Subtenant remaining on the Premises after the expiration or other termination of this Sublease Agreement shall be deemed abandoned and Tenant may dispose thereof in its sole discretion without any obligation to account to Subtenant therefor.


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
16. The Tenant hereby reserves the right to enter onto the Premises during business hours from time to time to ascertain whether the Subtenant is in compliance with the provisions of this Sublease Agreement.

17. The Tenant warrants and represents that it has no knowledge of any default by itself or by the Landlord under the Main Lease; that the Main Lease is in full force and effect and that the Tenant has a good right to sublease its interest in the same as herein provided, subject to the written consent of the Landlord; that the leasehold interest of the Tenant is not encumbered; and that the Tenant has done nothing to defeat or impair this Sublease Agreement. The Tenant further warrants and covenants that it will pay all rents as they become due under the Main Lease and that the Subtenant, upon the performance of its obligations hereunder and subject to the provisions hereof, shall for the term hereof with respect to the Premises, succeed to all rights of Tenant under the Main Lease and will have quiet possession of the Premises unless the Main Lease be terminated for any reason; provided, however, that Subtenant has no right and by this Sublease Agreement is granted no right to exercise any right to extend the term or right to expand the Premises which may have been granted by Landlord to Tenant under the Main Lease or any extension or amendment thereof. This Sublease shall be in all respects subject to the Main Lease and if the Main Lease shall terminate during the term hereof for any reason, this Sublease Agreement shall terminate upon such termination with the same force and effect as if such termination date had been named herein as the termination date hereof and if any provisions of this Sublease Agreement shall be in violation of the provisions of the Main Lease, the provisions of the Main Lease shall be deemed to limit the provisions hereof. It is expressly understood and agreed, however, that nothing stated in this Paragraph 17 shall be deemed to confer upon the Subtenant any greater rights than are set forth herein nor limit any of the Subtenant's obligations hereunder.

18. (a) Subtenant agrees to do nothing which will subject the Main Lease to termination by the Landlord under the provisions of the Main Lease, and it is further agreed that if the Subtenant is in default of the provisions of the Main Lease, the Tenant may, but not need, cure said default specifically on behalf of and for the account of the Subtenant but in which case all costs, damages, and expenses incurred by the Tenant in connection therewith shall be paid to the Tenant by Subtenant immediately upon Tenant's demand therefor as additional rent hereunder. By curing the Subtenant's default on its behalf and count, as aforesaid, the Tenant shall not be deemed to have waived any of its rights nor have released the Subtenant from any of its obligations under this Sublease Agreement. It is agreed, however, that the Tenant may cure said default on its own account to preserve its interest in the Main Lease, and may terminate this Sublease Agreement pursuant to the terms hereof by reason of said default by the Subtenant, if the Subtenant does not pay as additional rent to the Tenant all costs, damages and expenses incurred by it in connection with such cure within the applicable grace period, if any, provided for by the Landlord in the Main Lease, or as otherwise provided by law. In the event that the Main Lease is terminated by the Landlord by reason of Subtenant's default, the Subtenant shall indemnify and hold the Tenant harmless from such damages as Tenant may become liable to pay under the Main Lease resulting from such default, plus all other expenses and costs related thereto, including, without limitation, reasonable attorney's fees.


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
         (b) In the event of a default by Tenant under the Main Lease that would result in the termination of Subtenant's estate (unless same be converted to a direct tenancy and otherwise materially undisturbed), then unless such default is the subject of good faith dispute between Landlord and Tenant, Subtenant shall have the right to cure such default and deduct the reasonable cost of such cure from the rent otherwise payable hereunder.

19. All notices to be given under this Sublease Agreement shall be sent by prepaid registered mail, return receipt requested, and if addressed to the Subtenant shall be sent to Balanced Care Corporation, 5021 Louise Drive, Mechanicsburg, Pennsylvania 17055-2007 Attention: Robert Sutton and if addressed to the Tenant shall be sent addressed to Liberty Mutual Insurance Company, 173 Bedford Street, Lexington, Massachusetts 02173 Attention: Director of Corporate Real Estate, unless in either case a different address is specified by either party to the other in writing by prepaid registered mail, return receipt requested.

20. If any provision of this Sublease Agreement, or the particular application thereof, shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, the invalidity of such provision shall not be deemed to affect the validity of any other provision of this Sublease Agreement. Such invalid provisions shall be deemed to be stricken from this Sublease Agreement, which shall otherwise continue in full force and effect in all respects.

21. This Sublease Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this Sublease.

22. This Sublease Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

23. All capitalized terms used and not otherwise defined herein shall have the same meaning herein as affixed to them in the Main Lease.

24. No modification, waiver or amendment of this Sublease or of any of its conditions or provisions shall be binding upon Tenant unless the same be in writing and consented to by Tenant.

25. Subtenant's use of the Premises will not result in or involve the use, generation, manufacture, refining, transportation, treatment, storage, handling or disposal of, or the conduct or performance of any activity in connection with, any hazardous substance or hazardous waste, as such terms are defined under state or federal law, which would subject the Premises or Tenant to any liability, including damages, penalties or fines, or any lien on the Premises under such laws or regulations. Subtenant shall indemnify and hold harmless Landlord and Tenant, their respective directors, officers, partners and any of their respective employees, from and against all costs incurred (including without limitation amounts paid pursuant to penalties, fines, orders), arising out of any claim made by Federal, State or local agencies or departments or private litigants or third parties with respect to violations by Subtenant, its agents or employees of


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
environmental or health laws, rules, regulations, orders or common law, provided such violations are caused by Subtenant or are related to Subtenant's use of the Premises.

Tenant states that it has not during its use and occupancy of the Premises brought any hazardous materials onto the Premises or into the Building.

26. Subtenant acknowledges and agrees that Landlord is responsible for maintaining and repairing the Building and Common Areas and for providing building services to tenants. Tenant is not and will not be responsible in any manner for these obligations but agrees to assist Subtenant, to the extent reasonably practicable, in resolving any issues which Subtenant may have with the Landlord for Landlord's failure to perform such obligations.

27. Tenant and Subtenant, for themselves and on behalf of their respective agents, covenant and agree to keep the terms of this Sublease Agreement and all negotiations relating hereto in strictest confidence and agree not to disseminate or disclose any such information to any third party other than Landlord or said party's attorneys, accountants or lenders, to the extent such persons are under and acknowledge like obligations of confidentiality. Neither Tenant or Subtenant shall issue any press release or other public statement or otherwise make known to the media the terms of this Sublease Agreement or any negotiations in connection herewith, without the prior written consent of the other party. Each party acknowledges and agrees that the other party cannot and will not be responsible for the actions of third parties who may choose to advertise or make a public statement regarding this transaction.

28. Provided Subtenant is not in default of the provisions hereof, Subtenant shall, during the Term, have a right of first refusal on all other portions of the Building leased to Tenant by Landlord (the "Available Space"). Notwithstanding the foregoing, Subtenant's right of first refusal shall automatically terminate and be of no further force and effect with respect to all or any portion of the Available Space for which Tenant is successful in reaching an agreement with Landlord, which agreement is acceptable to Tenant in its sole discretion, to relinquish such space to Landlord and be relieved of its obligations with respect thereto.

29. Subtenant shall be entitled to use up to 21 parking spaces (26 spaces upon Subtenant's occupancy of the SLC Space) out of the amount allocated to Tenant under the Main Lease, for the use of its employees and visitors, in common with other tenants in the Building, subject to Landlord's regulations with respect thereto.

30. Subtenant shall be allowed, at its own expense, to install signage on the existing freestanding monument sign at the Building. Such signage, not to exceed one-third of the total space of the monument sign, shall be subject to all applicable local ordinances and building codes and subject to Landlord's and Tenant's approval, which approval shall not be unreasonably withheld.

WITNESS the execution hereof under seal this 26 day of June, 1996.

Tenant:                    Liberty Mutual Insurance Company




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
                           By:    [/s/ missing]
                                  -----------------------------------
                           Title:
                           Date:

Subtenant:                          Balanced Care Corporation

                           By:    /s/  Robert J. Sutton
                                  -----------------------------------
                           Title:      Vice President
                           Date:       June 26, 1996

Accepted and consented to:

Landlord:                           Elliott & Associates, Inc.

                           By:    [/s/ missing]
                                  -----------------------------------
                           Title:
                           Date:


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